Interactive Intelligence Announces Strong Finish to 2012

-	Total orders up 119 percent from 2011 fourth quarter; increase of 48 percent for the year
-	Cloud-based orders quadruple from 2011 fourth quarter; more than double compared to previous year

INDIANAPOLIS, Jan. 9, 2013 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of unified IP business communications software and services, today announced preliminary results for its fourth quarter and full year ended Dec. 31, 2012.

“We had a remarkable end to a record year for orders and revenues in 2012,” said Interactive Intelligence founder and CEO, Dr. Donald Brown. “The business showed excellent growth across the board, with our fourth-quarter performance driven by sales momentum for both our cloud and premises-based offerings as we continue to gain share at the high end of the contact center market. We received an unprecedented 20 orders of over $1 million in the fourth quarter involving some of the largest companies in the world.

“Given our strong and growing pipeline of opportunities worldwide, we are maintaining our 2013 total order growth forecast of 20 percent and currently estimate that approximately 50 percent of these orders will be cloud-based.”

Highlights of orders include the following:

-	Total orders received during the fourth quarter of 2012 grew 119 percent year-over-year, with a 312 percent increase in cloud-based orders and a 68 percent increase in on-premises orders.
-	Cloud-based orders represented 39 percent of total orders received during the fourth quarter of 2012.
-	Total orders for the full year of 2012 increased 48 percent from 2011, including an increase in cloud-based orders of 121 percent and growth of on-premises orders of 25 percent.
-	For 2012, cloud-based orders represented 35 percent of the total order mix and on-premises orders represented 65 percent.

The company currently expects to report total revenues for the 2012 fourth quarter between $70 million and  $72 million, up approximately 21 to 24 percent year-over-year. For the full year of 2012, the company expects to report total revenues in the range of $237 million to $239 million, up approximately 13 to 14 percent year-over-year.

Non-GAAP operating margin is expected to be approximately 7 to 10 percent for the fourth quarter of 2012, and between 3 and 4 percent for the full year of 2012.

Preliminary fourth-quarter and full year 2012 non-GAAP operating margins exclude stock-based compensation expense of approximately $1.7 million and $6.7 million, respectively, and purchase-related adjustment to revenue and amortization of intangibles of approximately $770,000 and $2.5 million, respectively.

The company has not completed preparation of its audited financial statements for the year ended Dec. 31, 2012. These preliminary results may be subject to adjustments and could change materially.

For the full year of 2013, based on the forecasted 20 percent order growth with cloud-based orders representing approximately 50 percent of total orders, the company expects 2013 revenues to be in the range of $285 million to $290 million with a  non-GAAP operating margin of 3 to 5 percent.

“We expect our non-GAAP operating margin to be in the low single digits in 2013 due to the rapid growth of our cloud-based orders and our further investments in cloud solutions and sales,” Brown said.  “Interactive Intelligence is solidifying its position as a leader in the cloud-based contact center market, and we plan to extend that position by continuing to accelerate our pace of innovation in the coming year.”

Interactive Intelligence plans to issue its final fourth-quarter and full year 2012 results on Feb. 4, 2013 after the market closes and will host a conference call that day at 4:30 p.m. Eastern time (EST) to review the company’s financial results and provide guidance for the first quarter and full year of 2013. The conference call will feature Dr. Brown and the company’s CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1.877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence fourth-quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of contact center automation, unified communications, and business process automation software and services. The company’s unified IP business communications solutions, which can be deployed on-premises or via the cloud, are ideal for industries such as financial services, insurance, outsourcers, collections, and utilities. Interactive Intelligence was founded in 1994 and has more than 5,000 customers worldwide. The company is among Forbes Magazine’s 2011 Best Small Companies in America and Software Magazine’s 2012 Top 500 Global Software and Service Providers. It employs approximately 1,400 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or ; on the Net: www.inin.com.

*Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense for stock options, the amortization of certain intangible assets related to acquisitions by the company and non-cash income tax expense. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and certain amounts of income tax expense are non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-cash income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options, non-cash income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

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